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                                                                   EXHIBIT 10.19



                      ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption Agreement (the "Agreement") is made as of the 12th day of May, 2000, by, between and among Genuine Golf, LLC ("Assignor"); Philip Kenny ("Kenny"); Brian Mahoney ("Mahoney"); and Beverly Hills, Ltd. Inc., a Utah corporation ("Assignee").

                                   RECITALS:

         A. Host Services and Nevada Bob's Golf Express of Atlanta ("NBGE") entered into that certain lease agreement dated November 20, 1997 (the "Lease"), for the lease by NBGE of two (2) retail store locations (the "Leased Premises") in the Atlanta Hartsfield International Airport.

         B. Prior hereto, Kenny, on behalf of The Express Group, LLC (the "Express Group"), entered into an agreement with the principal owners of NBGE whereby NBGE assigned all of its right, title and interest in and to the Lease to the Express Group and the Express Group agreed to assume all of NBGE's obligations under the Lease.

         C. Thereafter but prior hereto, the Express Group entered into an agreement with Assignor whereby the Express Group assigned all of its right, title and interest in and to the Lease to Assignor and Assignor agreed to assume all of the Express Group's obligations under the Lease.

         D. Assignor desires to assign the Lease to Assignee, and Assignee desires to assume, all of Assignor's right, title and interest in and to the Lease pursuant to the terms and condition set forth herein.

         E. Kenny and Mahoney are principals of Assignor and join in this Agreement to confirm the undertakings of the Assignor herein, and certain collateral undertakings on their part.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Assignment. Assignor hereby assigns to Assignee (a) the Lease, together with all rights, privileges, and easements thereunder or associated therewith, and all of Assignor's right, title, and interest in and to the Leased Premises; (b) all Assignor's right, title and interest to open any other golf retail store locations located in airports throughout the world; and (c) Assignor's inventory line of credit secured by any and all inventory and fixtures not to exceed one hundred and fifty thousand dollars ($150,000).


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         2. Assumption. Subject to Paragraph 3 hereinbelow, Assignee accepts the assignment and hereby agrees to comply with and be bound by all the terms and conditions of the Lease and to assume and fulfill all of the obligations of Assignor under the Lease arising after the date hereof.

         3. Due Diligence. Within ten (10) business days from the date of this Agreement, Assignor shall furnish to Assignee (a) true and correct copies of the Lease and any and all related exhibits, addenda, amendments, and modifications,
(b) true and correct copies of the prior agreements and/or assignments by which NBGE assigned the Lease to the Express Group and the Express Group assigned the Lease to Assignor (c) detailed and accurate statements of the revenues and expenses associated with the Lease and the operation of the Leased Premises, and
(d) any other information and documentation which may be material to the Lease or the operation of the Leased Premises and which may be in the possession of Assignor. Assignee shall have ten (10) business days from its receipt thereof within which it may, if not satisfied with the information and documentation provided, terminate this Agreement by written notice to Assignor, and in such event none of the parties shall have any further rights or obligations pursuant hereto. In the absence of such notice, however, it shall be presumed that Assignee is satisfied with the information and documentation provided, and the parties shall be and remain bound by this Agreement.

         4. Assignor's Indemnity. Assignor shall indemnify Assignee and hold Assignee harmless from and against any and all claims, demands, actions, liabilities, losses, or damages (including reasonable attorneys' fees and costs) whatsoever arising out of or relating to the Lease and the operation of the Leased Premises prior to the date hereof.

         5. Assignor's Representations and Warranties. Assignor represents and warrants to Assignee as follows:

                  (a) The Lease is in full force and effect and has not been modified, amended or revoked.

                  (b) All amounts due from Assignor under the Lease through the date of this Agreement have been paid or will have been paid by Assignor within fifteen (15) days hereafter. Assignor is not delinquent in any payment of rent or other amounts due under the Lease.

                  (c) To Assignor's knowledge, there are no defaults by Assignor under the Lease or events which with the passage of time or the giving of notice would constitute a default under the Lease.

         6. "As Is" Condition. Subject only to Assignee's rights pursuant to Paragraph 3 above, Assignee acknowledges and agrees that the Premises shall be delivered to Assignee and Assignee shall accept possession of the same in an "as is," "where is" condition.


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         7. Consideration. Assignee is the owner and holder of all of the issued and outstanding shares of Focus Media Limited, a private limited company organized and existing under the laws of the Republic of Ireland ("FML"), subject only to commitments to transfer or issue shares representing in the aggregate not more than 10% thereof to other parties. FML is the parent company of Global Golf Limited, a private limited company organized and existing under the laws of Northern Ireland ("GGL"), which owns and operates the globalgolf.com Internet web site. As consideration for the Assignor's execution of this Agreement, Assignee agrees to transfer to Assignor or to cause FML to issue to Assignor shares of FML's capital stock representing 1.5% of all of FML's capital stock issued and outstanding.

         In the event that this Agreement shall be terminated by Assignor pursuant to Paragraph 9 below, Assignor shall be obligated to return said shares. For such purpose, and if necessary in order to effect a return of said shares, Assignor hereby irrevocably appoints Assignee as its attorney in fact, to re-transfer or cancel said shares (as appropriate) on the books and records of FML, with full power of substitution in the premises.

         8. Covenant as to Further Golf-Related Enterprises. As consideration for Assignee's execution of this Agreement, Assignor, Kenny and Mahoney jointly and severally covenant and warrant to Assignee that during the period of three
(3) years commencing on the date of this Agreement, they shall refer to Assignee any and all proposed business ventures, enterprises and transactions in the golf industry (whether involving the sale of products and services to golf courses or country clubs, tee-time reservations, golf-related travel services, or otherwise, and whether at wholesale, at retail or in e-commerce on the Internet; but excluding any involvement related to real property assets of golf courses and/or resort properties whether in construction, finance, consulting or equity ownership ) which may be presented to them or which may come to their attention, and that they shall not be directly or indirectly involved in any such ventures, enterprises or transactions except through or in conjunction with Assignee. Without limiting the generality of the foregoing, it is agreed that any golf-related airport stores shall be owned and operated exclusively by Assignee and/or its affiliates; but Assignor, Kenny and Mahoney reserve the right to own and operate non-golf related airport stores.

         9. Termination of Assignment. If, during the period commencing on February 28, 2000 and ending on July 31, 2000, Assignee, FML and GGL shall not have secured funds for their respective operations totaling, in the aggregate, at least $2,500,000, then Assignor may at its option terminate this Agreement, by giving written notice thereof to the Assignee within ten (10) days after the expiration of said period. In such event all rights under the Lease granted to Assignee under this Agreement shall immediately re-vest in Assignor as of Assignee's receipt of the notice. Assignee hereby agrees to execute such other documents as Assignor may reasonably require in order to obtain the full benefit of this Paragraph and of Assignee's obligations hereunder.


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         10. Litigation. In the event of any litigation arising out of or relating to this Assignment, the prevailing party, as determined by the Court having jurisdiction thereof, shall be entitled to recover all costs and reasonable attorneys' fees incurred in connection with such litigation including, without limitation, costs and fees incurred in any investigations, trials, bankruptcies, and appeals.

         11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

         12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

         11. Governing Law. This Assignment shall be governed in its construction, interpretation, and performance by the laws of the State of Illinois, without reference to law pertaining to conflict of laws.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                      GENUINE GOLF, LLC

                                      By Diversity Holdings, LLC,
                                      Its Manager

                                      By:  /s/ Brian Mahoney
                                         ---------------------------------------
                                         Brian Mahoney, its manager


                                      /s/ Philip Kenny
                                      ------------------------------------------
                                      Philip Kenny

                                      /s/ Brian Mahoney
                                      ------------------------------------------
                                      Brian Mahoney



                                      BEVERLY HILLS, LTD.

                                      By:  /s/ Marc Barhonovich
                                         ---------------------------------------
                                         Marc Barhonovich, President



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